Exhibit 99.1

ENTERTAINMENT PROPERTIES TRUST ANNOUNCES CLOSING OF FINANCING TRANSACTIONS,

SIGNIFICANTLY ENHANCING ITS CAPITAL STRUCTURE

Kansas City, MO. July 1, 2010 – Entertainment Properties Trust (NYSE:EPR) (the “Company”) announced today that it completed two financing transactions on June 30, 2010 which refinance a significant portion of its outstanding debt and significantly enhance its capital structure.

The Company closed its offering of $250 million in aggregate principal amount of 7.750% senior notes due 2020 (the “notes”) to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The issue price was 98.290% of the notes’ principal amount. The notes are guaranteed by certain of the Company’s subsidiaries.

The Company also closed a new $320 million unsecured revolving credit facility simultaneously with the note offering replacing its former $215 million secured revolving credit facility. The new unsecured revolving credit facility contains an “accordion” feature, whereby the total amount of the facility may be increased to $420 million subject to lender approval. The new unsecured credit facility matures on December 1, 2013, and carries an interest rate dependent on credit ratings which was 300 basis points over LIBOR upon closing, a 50 basis point reduction in the spread from the former facility. In addition, the new credit facility does not contain the 2% LIBOR floor that existed in the previous credit facility.

David Brain, the Company’s Chief Executive Officer commented, “We have significantly enhanced the flexibility of our capital structure by becoming a rated credit and accessing the unsecured debt markets, and have dramatically reduced our reliance on the secured debt market, particularly CMBS. We believe that over time, we will see a drop in our cost of capital which should translate into enhanced returns for our shareholders.”

The Company used the net proceeds from the transactions to repay the entire outstanding balance of its existing secured revolving credit facility, its existing term loan credit facility, its Toronto Dundas Square credit facility, and to pay fees and expenses associated with the early repayment of such facilities.

The combined transactions have allowed the Company to improve its debt maturity profile. The next debt maturity is not until 2012 when $65 million is due and, excluding the new revolving credit facility, there is only one year through 2019 with debt maturities over $100 million ($128 million in 2014). In addition, the Company now has an unencumbered asset base of approximately $1.5 billion and an unencumbered real estate to unsecured debt ratio of 3.6 times.

The notes were offered only to qualified institutional buyers under Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act. The notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable securities laws of any such jurisdiction. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the notes nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Entertainment Properties Trust

Entertainment Properties Trust (NYSE:EPR) is a real estate investment trust (REIT) that develops, owns, leases, and finances properties for consumer-preferred, high-quality businesses. EPR’s investments are guided by a focus on inflection opportunities that are associated with or support enduring uses, excellent executions, attractive economics, and an advantageous market position. The Company’s total assets exceed $2.8 billion and include megaplex movie theatres and entertainment retail centers, as well as other destination recreational and specialty investments. Further information is available at www.eprkc.com or from Jon Weis at

888-EPR-REIT or info@eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements may refer to our financial condition, results of operations, plans, objectives, acquisition or disposition of properties, future expenditures for development projects, capital resources, future financial performance and business. Forward-looking statements are not guarantees of performance. They involve numerous risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “will be,” “continue,” “hope,” “goal,” “forecast,” “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” “would,” “may” or other similar expressions contained or incorporated by reference herein. In addition, references to our budgeted amounts are forward looking statements. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.